EXHIBIT 10Y

SIXTH AMENDMENT TO

REVOLVING CREDIT AND

SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Sixth Amendment) executed and delivered as of December 31, 2007 by and between WACHOVIA BANK, NATIONAL ASSOCIATION (“Bank”), and among AUTOINFO, INC., a Delaware corporation SUNTECK TRANSPORT CO., INC., a Florida corporation and SUNTECK TRANSPORT CARRIERS, INC. F/K/A SUNTECK TRANSPORT & LOGISTICS, INC., a Florida corporation (collectively, the “Borrower”)

RECITALS:

A.           On May 23, 2003, Borrower and Sank, executed and delivered that certain Revolving Credit and Security Agreement (the “Credit Agreement”) the terms of which Bank provided a line of credit to Borrower in the amount of $1,500,000.

B.            On June 29, 2004, Borrower and Bank, executed and delivered that certain First Amendment to Revolving Credit and Security Agreement (“First Amendment”) which increased the Maximum Loan Amount to $2,500,000, extended the facility and amended certain other term of the Credit Agreement.

C.            On July 3, 2005, Borrower and Bank, executed and delivered that certain Second Amendment to Revolving Credit and Security Agreement (the “Second Amendment”) which modified the amended certain other terms of the Credit Agreements amended by the First Amendment.

D.            On September 23, 2006, Borrower and Bank, executed and delivered that certain Third Amendment to Revolving Credit and Security, Agreement (the “Third Amendment”) which increased the Maximum Loan Amount to $4,000,ooo and extended the facility and terms of the Credit Agreement as amended by the First Amendment and further amended by the Second Amendment.

E.            On April 25, 2007, Borrower and Bank executed and delivered that certain Fourth Amendment to Revolving Credit and Security Agreement (the “Fourth Amendment”) which added certain standby letters of credit terms to the Credit Agreement as amended by the First Amendment and thither amended by the Second Amendment and thither amended by the Third Amendment.

F.            On August 3, 2007, Borrower and Bank, executed and delivered that certain Fifth Amendment to Revolving credit and Security Agreement (the “Fifth Amendment”)which increased the Maximum Loan Amount to $9,000,000 extended the facility and terms of the Credit Agreement modified the reporting requirements and amended certain other tents of the Credit Agreement as amended by the First Amendment and further amended by the Second Amendment and further amended by the Third Amendment and further amended by the Fourth Amendment.

G.            The parties desire to make certain changes to the terms of the Credit Agreement as amended by the First Amendment, the Second Amendment the Third Amendment, the Fourth Amendment and the Fifth Amendment, as described herein.

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the Bank and the Borrower hereby agree as follows:

1.            Definitions. All capitalized terms used herein shall have the same meanings as used in the Credit Agreement unless otherwise defined this Sixth Amendment and the rules of construction set forth in the Credit Agreement shall apply to this Sixth Amendment. Any reference herein to the Credit Agreement shall mean the Credit Agreement amended by the First Amendment the Second Amendment the Third Amendment the Fourth Amendment, the Fifth Amendment and this Sixth Amendment.

2.	Amendments.

(A)	Maximum Loan Amount. The definition of Maximum Loan Amount in Exhibit to the Credit Agreement is hereby amended and restated to read as follows:

“Maximum Loan Amount” means commencing from the date hereof until and including April 30, 2008 Ten Million Five Hundred Thousand Dollars ($10,500,000) and commencing from May 1, 2008 and continuing thereafter until the Termination Date Nine Million Dollars ($9,000,000).”

3.            Effectiveness. The effectiveness of this Sixth Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3:

a.	Delivery of Documents. The Bank shall have received counterparts of the following documents executed by the Borrower and dated as of the date hereof:

(i)	this Sixth Amendment;
(ii)	that certain Fifth Renewal Revolving Promissory Note dated of even date herewith; and
(iii)	such documents, certificates affidavits and acknowledgments as may be reasonably required by the Hank to consummate the Transaction contemplated by this Sixth Amendment

b.

Other Conditions Precedent. Borrower shall pay all of Banks reasonable attorneys’ fees and costs incurred in connection with the transaction contemplated by this Sixth Amendment Borrower shall pay to Bank that certain commitment free in the amount of $5,000.00.

4.              No Event of Default /Representations and Warranties. The Borrower certifies to the Bank that Borrower has kept, observed, performed and fulfilled each and every covenant, provision and condition of the Credit Agreement and each other Loan Document to which Borrower is a party on its part to be performed and that no Event of Default has occurred with respect to Borrower under the Credit Agreement or any other Loan Document to which Borrower is a party. The Borrower further certifies to Bank that, both immediately before and after giving effect to this Sixth Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement with respect to the Borrower, are true and correct in all material respects on and as of the date of this Sixth Amendment.

5.              Credit Agreement Confirmed. This Sixth Amendment shall be deemed to bean amendment to the Credit Agreement and the Credit Agreement as amended hereby, is hereby ratified, approved and confirmed in each and every respect.

6.	Miscellaneous

a.            Invalidity. In the event that anyone or more of the provisions contained in this Sixth Amendment shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity ,illegality or unenforceability shall not affect any other provision of this Sixth Amendment.

b.            Counterparts. This Sixth Amendment may be executed in several counterparts and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

c.            Reference. From and after the effective date hereof, all references to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended by this Sixth Amendment.

d.           Governing Law. This Sixth Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered as of the date first above written.

“BANK”

Wachovia Bank, National Association

By: /s/Robin B. Henderson

Name:	Robin B. Henderson
Title:	Senior Vice President

“BORROWER”

AutoInfo, Inc.

By: /s/Mark Weiss
Name:	Mark Weiss
Title:	Executive Vice President

Sunteck Transport Co., Inc.

By: /s/Mark Weiss
Name:	Mark Weiss
Title:	Executive Vice President

Sunteck Transport Carriers, Inc.

f/k/a Sunteck Transport & Logistics, Inc.

By: /s/ Mark Weiss
Name:	Mark Weiss
Title:	Executive Vice President